UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2008

PHARMA-BIO SERV, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50956	20-0653570
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
Pharma-Bio Serv Building Industrial Zone Lot 14, Barrio Higuillar, Dorado, Puerto Rico	00646
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (787) 278-2709

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Entry into a Material Agreement; Other Events

On August 14, 2008, Pharma-Bio Serv, Inc. (the "Company") and its subsidiary Pharma-Bio Serv PR, Inc., filed the Acceptance of Tax Exemption Decree for a Grant of Industrial Tax Exemption (“the Grant”) from the Puerto Rico Industrial Development Company pursuant to the terms and conditions set forth in Act No. 135 of December 2, 1997, as amended. The Grant provides relief on various Puerto Rico taxes, including income tax, mostly for the Company's new microbiological testing facility and service activities outside of Puerto Rico. The Grant is effective as of September 1, 2007 and covers a ten year period. Pursuant to the Grant provisions, among others, the Company must comply with a minimum employment threshold in order to maintain the tax benefits allowed.

In May 28, 2008 a new tax incentive law (“Act No. 73”) was enacted in Puerto Rico. The Company is considering whether to convert the Grant to the provisions of Act No. 73.  If granted, the Company might enjoy additional exemptions of various taxes and certain tax credits.

Even with Act No. 135 and Act No. 73, the income that the Company earns from services rendered outside of Puerto Rico might also be subject to the taxes in the jurisdictions where the services are rendered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA-BIO SERV, INC.

Date: August 21, 2008	By:	/s/ Elizabeth Plaza
Elizabeth Plaza, Chief Executive Officer